UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2014

Calypte Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-20985	06-1226727
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

15875 SW 72nd Ave, Portland, OR 97224

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The Registrant and David Khidasheli have entered into a Stock Purchase Agreement dated September 21, 2014 (the “Khidasheli Agreement”) providing for the issuance to Mr. Khidasheli of 52,966,666 shares of the Registrant’s Common Stock (the “Khidasheli Shares”), at a purchase price of $0.03 per share, in consideration of $1,589,000 in advances that Mr. Khidasheli made to the Registrant during the three-year period ended December 31, 2013. These advances include $1,000,000 advanced pursuant to a Memorandum of Understanding dated October 10, 2011 between Mr. Khidasheli and the Registrant (the “MOU”). The entry into the MOU was reported previously on a Form 8-K filed on October 14, 2011.

Item 3.02     Unregistered Sales of Equity Securities

Pursuant to the Khidasheli Agreement, the Registrant has issued the Khidasheli Shares to Mr. Khidasheli. In addition, pursuant to a Stock Purchase Agreement dated September 21, 2014 between the Registrant and Carolina Lupascu, the Registrant issued to Ms. Lupascu 416,666 shares of the Registrant’s Common Stock (the “Lupascu Shares”) at a purchase price of $0.03 per share in consideration of an advance of $12,500 that Ms. Lupascu made to the Registrant in January 2013. The Khidasheli Shares and the Lupascu Shares were issued in offshore transactions in reliance upon Regulation S promulgated under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Stock Purchase Agreement dated September 21, 2014 between the Registrant and David Khidasheli.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014

Calypte Biomedical Corporation

By:	/s/ Adel Karas
Adel Karas
President and Chief Executive Officer

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